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                                                                   EXHIBIT 16.2

Crowe




April 2, 2003



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We have read the Form 8-K/A dated March 13, 2003 of DCB Financial Corp. filed with the Securities and Exchange Commission on March 31, 2003. We are in agreement with the Registrant's statements contained in the last paragraph of the Form 8-K/A.

Very truly yours,

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC


cc:    Mr. John A. Ustaszewski, Chief Financial Officer
       DCB Financial Corp